UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  July 21, 2015

(Date of earliest event reported)

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-12441

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One St. Jude Medical Drive,

St. Paul, MN 55117

(Address of principal executive offices, including zip code)

(651) 756-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 21, 2015, SJM International, Inc. (“Parent”), a Delaware corporation and a wholly-owned subsidiary of St. Jude Medical, Inc., a Minnesota corporation (“St. Jude Medical” or the “Company”), Spyder Merger Corporation, a California corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Thoratec Corporation, a California corporation (“Thoratec”), and, solely with respect to certain provisions, St. Jude Medical, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Merger Sub with and into Thoratec (the “Merger”), with Thoratec surviving the Merger as a whollyowned subsidiary of Parent and St. Jude Medical, subject to the terms and conditions set forth in the Merger Agreement.

The respective boards of directors of St. Jude Medical, Parent and Thoratec have approved the Merger Agreement, and the board of directors of Thoratec has agreed to recommend that the Thoratec shareholders approve the Merger Agreement, subject to certain limited exceptions set forth in the Merger Agreement.

Each outstanding share of Thoratec common stock will be converted at the time of the Merger into the right to receive $63.50 in cash, without interest thereon (other than any shares of Thoratec common stock owned by Thoratec as treasury stock, any shares owned, directly or indirectly, by Parent, Merger Sub or any subsidiary of Parent, Merger Sub or Thoratec, and dissenting shares, if any, all of which will not be so converted). The aggregate consideration to be paid in the Merger is approximately $3.4 billion, net of cash acquired. The treatment in the Merger of Thunder’s outstanding stock options, restricted stock units and performance share units is described in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants made by each of Parent, Thoratec and Merger Sub. Thoratec has agreed to various covenants and agreements, including, among other things, to carry on its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing date of the Merger.

Completion of the Merger is subject to customary closing conditions, including (i) approval of the Merger Agreement by Thoratec shareholders, (ii) receipt of regulatory approvals and (iii) the absence of a material adverse effect on Thoratec, as defined in the Merger Agreement.

Pursuant to the Merger Agreement, St. Jude Medical has agreed, in addition to certain other obligations set forth in the Merger Agreement, to cause Parent to honor Parent’s and Merger Sub’s obligations under the Merger Agreement and the transactions contemplated thereby, and St. Jude Medical has further agreed to be financially responsible for such obligations of Parent and Merger Sub.

Through August 20, 2015 (the “Go-Shop Period”), Thoratec and its representatives may solicit, initiate, seek, encourage or facilitate alternative acquisition proposals from third parties and enter into and conduct discussions or negotiations relating to alternative acquisition proposals, and may continue to engage for an additional 20 days after expiration of the Go-Shop Period in the activities described in this sentence with any third party that has submitted and maintained an alternative acquisition proposal that meets specified criteria set forth in the Merger Agreement.

Except as described in the preceding sentence, after the end of the Go-Shop Period, Thoratec will be restricted from soliciting alternative acquisition proposals and may only respond to certain unsolicited proposals prior to obtaining Thoratec’s shareholder approval of the transaction. If the Merger Agreement were to be terminated by Thoratec to accept an alternative acquisition proposal that is superior to the Merger, Thoratec would be required to pay Parent a termination fee, and the amount of such fee would be reduced in certain specified circumstances relating to the Go-Shop Period.

This summary of the terms of the Merger Agreement is intended to provide information about the terms of the Merger. The terms and information in the Merger Agreement should not be relied on as disclosures about St. Jude Medical, Parent or Thoratec. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Merger, rather than establishing matters as facts. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. Some of those representations and warranties may not be accurate or complete as of any specified date and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in St. Jude Medical’s, Parent’s or Thoratec’s public disclosures. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Parent, Thoratec or St. Jude Medical, or any of their respective subsidiaries or affiliates.

Upon the execution of the Merger Agreement, Parent entered into a voting agreement (the “Voting Agreement”) with certain directors and officers of Thoratec (the “Shareholders”) who own shares of Thoratec common stock or equity interests convertible into shares of Thoratec common stock. Pursuant to the terms of the Voting Agreement, the Shareholders agree, among other things, (i) to vote in favor of the Merger Agreement and (ii) on certain restrictions on the transfer of their shares of Thoratec common stock.

St. Jude Medical expects to finance the consideration for the Merger with a combination of cash on hand, and the issuance of up to $3.7 billion in new debt, including a term loan agreement and senior unsecured notes. Bank of America, N.A. (“BofA”) is providing committed financing in connection with the Merger. The Merger is not subject to a financing condition.

On July 21, 2015, St. Jude Medical entered into a commitment letter (the “Commitment Letter”) with BofA and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with BofA, “BofAML”) pursuant to which BofAML has committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a 364-day $3.7 billion senior unsecured bridge facility (the “Bridge Facility,” and the provision of such funds as set forth in the Commitment Letter, the “Bridge Financing”). The Bridge Facility is available to finance the Merger and to pay fees and expenses related thereto to the extent that St. Jude Medical does not finance such consideration and fees and expenses through available cash on hand and the issuance of new debt as described above. BofAML’s commitment to provide the Bridge Financing is subject to certain customary closing conditions. The Bridge Facility will contain certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, certain conditions and events of default that are customarily required for similar financings.

The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Commitment Letter, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, the Voting Agreement and the Commitment Letter, which are attached as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Commitment Letter is incorporated herein by reference.

Item 7.01	Other Events

Regulation FD Disclosure.

On July 22, 2015, St. Jude Medical and Thoratec issued a joint press release entitled “St. Jude Medical and Thoratec Announce Definitive Agreement.” The information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of St. Jude Medical and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the Merger; the expected timing of the completion of the Merger; the ability to complete the Merger considering the various closing conditions, including those conditions related to regulatory approvals; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits from the Merger may not materialize as expected; that the Merger may not be timely completed, if at all; that, prior to the completion of the Merger, Thoratec’s business may not perform as expected due to Merger-related uncertainty or other factors; that St. Jude Medical may be unable to successfully implement its integration strategies; and other risks that are described in St. Jude Medical’s Securities and Exchange Commission reports, including but not limited to the risks described in St. Jude Medical’s Annual Report on Form 10-K for its fiscal year ended January 3, 2015 and St. Jude Medical’s Quarterly Report on Form 10-Q for its fiscal quarter ended April 4, 2015. St. Jude Medical assumes no obligation and does not intend to update these forward-looking statements, except as otherwise required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of July 21, 2015, by and among SJM International, Inc., Spyder Merger Corporation, Thoratec Corporation and St. Jude Medical, Inc. (solely with respect to certain sections therein).*

10.1	Voting Agreement, dated as of July 21, 2015, by and among SJM International, Inc. and certain holders of shares and equity interests of Thoratec Corporation listed on Schedule A thereto.

10.2	Commitment Letter, dated July 21, 2015, by and among St. Jude Medical, Inc., Bank of America, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Joint Press release issued by St. Jude Medical, Inc. and Thoratec Corporation on July 22, 2015.

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and St. Jude Medical, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

St. Jude Medical, Inc.

DATE: July 22, 2015	By:	/s/ Jason Zellers
	Name:	Jason Zellers
	Title:	Vice President, General Counsel and Corporate Secretary